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                       ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
           For the Three and Nine Months Ended July 31, 1998 and 1997
                                  (Unaudited)
                    (In thousands, except per share amounts)


                                                Three Months Ended       Nine Months Ended
                                                     July 31,                 July 31,
                                               --------------------     --------------------
                                                 1998        1997         1998        1997
                                               --------    --------     --------    --------

Basic:
------

Net Earnings                                   $  7,919    $  6,925     $ 20,667    $ 17,286
                                               ========    ========     ========    ========

Weighted Average Number of Common Shares
 Outstanding                                     17,289      17,150       17,287      17,082
                                               ========    ========     ========    ========

Net Earnings per Common Share - Basic          $    .46    $    .40     $   1.20    $   1.01
                                               ========    ========     ========    ========

Diluted:
--------

Net Earnings                                   $  7,919    $  6,925     $ 20,667    $ 17,286
                                               ========    ========     ========    ========

Weighted Average Number of Common Shares
 Outstanding                                     17,289      17,150       17,287      17,082

Net Shares Assumed to be Issued for Stock
 Options                                            458         466          433         486
                                               --------    --------     --------    --------

Weighted Average Number of Common Shares
 and Common Equivalent Shares Outstanding        17,747      17,616       17,720      17,568
                                               ========    ========     ========    ========

Net Earnings per Common Share - Diluted        $    .45    $    .39     $   1.17    $    .98
                                               ========    ========     ========    ========


All per share data reflect the two-for-one stock split for shareholders of record on March 31, 1998 and effective April 20, 1998.





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